UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2007
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Idenitifcaiton Number)

4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
On February 15, 2007, the Compensation Committee of the Board of Directors of NuVasive, Inc. (the “Company”) adopted metrics pursuant to which performance bonuses for fiscal year 2007 may be awarded to certain of the Company’s key employees, including each of the Company’s executive officers. The performance bonuses will become available upon achievement by the Company of certain financial performance milestones. The amount of the bonus to be paid (if any) will be determined based upon achievement of individual and Company performance objectives, including financial performance. The Compensation Committee retains full discretion in actual payment of bonuses that become available.
In addition, the Company’s Compensation Committee awarded the following performance bonuses to the Company’s Named Executive Officers with respect to performance in fiscal 2006:

Name	Amount
Alexis V. Lukianov, Chairman and Chief Executive Officer	$450,000
Keith Valentine, President and Chief Operating Officer	$325,000
Kevin C. O’Boyle, Executive Vice President and Chief Financial Officer	$210,000
Patrick Miles, Executive Vice President of Marketing and Product Development	$275,000
Jeffrey Rydin, Senior Vice President of U.S. Sales	$340,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: February 22, 2007	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer